EXHIBIT 4

NAVISTAR INTERNATIONAL CORPORATION

AND CONSOLIDATED SUBSIDIARIES

INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS,

INCLUDING INDENTURES

The following instruments of Navistar International Corporation, its principal subsidiary Navistar, Inc., and its indirect subsidiary Navistar Financial Corporation defining the rights of security holders are incorporated herein by reference.

4.1	Navistar International Corporation Restated Stock Certificate filed as Exhibit 4.20 to Form 10-Q for the period ended January 31, 2002, which was dated and filed March 11, 2002. Commission File No. 1-9618.

4.2	Indenture, dated as of March 25, 2002, by and among Navistar Financial Corporation, Navistar International Corporation and BNY Midwest Trust Company, as Trustee, for Navistar Financial Corporation’s 4.75% Subordinated Exchangeable Notes due 2009 for $220,000,000. Filed as Exhibit 4.1 to Form S-3 dated May 1, 2002 and filed May 7, 2002. Registration No. 333-87716.

4.3	Registration Rights Agreement, dated as of March 25, 2002, by and among Navistar Financial Corporation, Navistar International Corporation, Salomon Smith Barney, Inc. and Banc of America Securities, LLC. Filed as Exhibit 4.2 to Form S-3 dated May 1, 2002 and filed May 7, 2002. Registration No. 333-87716.

4.4	Registration Rights Agreement, dated as of November 8, 2002, by and between Navistar International Corporation and the Investors party thereto. Filed as Exhibit 4.3 to Form S-3 dated and filed December 6, 2002. Registration No. 333-101684.

4.5	Indenture, dated as of December 16, 2002, by and among Navistar International Corporation, Navistar, Inc., and BNY Midwest Trust Company, as Trustee, for Navistar International Corporation’s 2.50% Senior Convertible Notes due 2007 for $190,000,000. Filed as Exhibit 4.3 to Form S-3 dated February 20, 2003 and filed February 25, 2003. Registration No. 333-103437.

4.6	Registration Rights Agreement, dated as of December 16, 2002, by and between Navistar International Corporation and Credit Suisse First Boston Corporation. Filed as Exhibit 4.2 to Form S-3 dated February 20, 2003 and filed February 25, 2003. Registration No. 333-103437.

4.7	Indenture, dated as of June 2, 2004, by and among Navistar International Corporation, Navistar, Inc., and BNY Midwest Trust Company, as Trustee, for 7 1/2% Senior Notes due 2011 for $250,000,000. Filed as Exhibit 4.1 to Form 8-K dated and filed June 4, 2004. Commission File No. 001-09618.

4.8	First Supplement to Indenture, dated as of June 2, 2004, by and among Navistar International Corporation, Navistar, Inc., and BNY Midwest Trust Company, as Trustee, for 7 1/2% Senior Notes due 2011 for $250,000,000. Filed as Exhibit 4.2 to Form 8-K dated and filed June 4, 2004. Commission File No. 001-09618.

4.9	First Supplement to Indenture, dated as of June 11, 2004, by and among Navistar Financial Corporation, Navistar International Corporation and BNY Midwest Trust Company, as Trustee, for Navistar Financial Corporation’s 4.75% Subordinated Exchangeable Notes due 2009 for $220,000,000. Filed as Exhibit 4.33 to Form 10-Q for the period ended July 31, 2004, which was dated and filed September 10, 2004. Commission File No. 001-09618.

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4.10	500,000,000 Mexican Peso Short Term Commercial Paper Program (Programa de Certificados Bursátiles a Corto Plazo) authorized on April 15, 2005, by Servicios Financieros Navistar, S.A. de C.V. and placed in the market by the intermediate underwriter ScotiaInverlat Casa de Bolsa, S.A. de C.V. The Registrant agrees to furnish to the Commission upon request a copy of the agreement dated April 27, 2005 between the two parties, which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

4.11	250,000,000 Mexican Peso Short Term Commercial Paper Program (Programa de Certificados Bursátiles a Corto Plazo) authorized on May 21, 2007, by Arrendadora Financiera Navistar, S.A. de C.V. Organizacion auuxiliary de Credito and placed in the market by the intermediate underwriter ScotiaInverlat Casa de Bolsa, S.A. de C.V. The Registrant agrees to furnish to the Commission upon request a copy of the agreement dated May 23, 2007 between the two parties, which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

4.12	Second Supplement to Indenture, dated as of March 6, 2006, by and among Navistar International Corporation, Navistar, Inc., and BNY Midwest Trust Company, as Trustee, for 7 1/2% Senior Notes due 2011 for $250,000,000. Filed as Exhibit 4.39 to Form 8-K dated and filed March 8, 2006. Commission File No. 001-09618.

4.13	Second Supplement to Indenture, dated as of March 24, 2006, by and among Navistar Financial Corporation, Navistar International Corporation and BNY Midwest Trust Company, as Trustee, for Navistar Financial Corporation’s 4.75% Subordinated Exchangeable Notes due 2009 for $220,000,000. Filed as Exhibit 4.40 to Form 8-K dated and filed March 24, 2006. Commission File No. 001-09618.

4.14	First Supplement to Indenture, dated as of August 9, 2006, by and among Navistar International Corporation, Navistar, Inc., and BNY Midwest Trust Company, as Trustee, for Navistar International Corporation’s 2.50% Senior Convertible Notes due 2007 for $190,000,000. Filed as Exhibit 4.50 to Form 8-K dated August 9, 2006, and filed August 11, 2006. Commission File No. 001-09618.

4.15	Trust Agreement between Servicios Financieros Navistar, S. A. de C. V., Sociedad Financiera de Objeto Limitado, a wholly owned subsidiary of the Registrant, and Banco J.P. Morgan, S.A., Institution de Banca Multiple, J. P. Morgan Grupo Financiero, Division Fiduciaria as trustee creating irrevocable trust No. F/00098 dated December, 2004 under which the trust issued and placed in the Mexican Stock Exchange, Certificados Bursatiles, Series A, having an aggregate original principal amount of $516,000,000.00 Mexican Pesos, under the revolving securitization program authorized by the Mexican National Banking and Securities Commission in an aggregate amount of $1,100,000.00 Mexican Pesos. Filed as Exhibit 10.44 to Form 10-K for the period ended October 31, 2004, which was dated February 14, 2005, and filed February 15, 2005. Commission File No. 001-09618. This document is an English translation of the Mexican language original. The Registrant agrees to furnish to the Commission upon request a copy of the Mexican language original.

4.16	Rights Agreement, dated as of July 23, 2007, by and among Navistar International Corporation and Mellon Investor Services LLC, as Rights Agent. Filed as Exhibit 4.1 to Form 8-K dated and filed July 23, 2007. Commission File No. 001-09618.

Instruments defining the rights of holders of other unregistered long-term debt of NIC and its subsidiaries have been omitted from this exhibit index because the amount of debt authorized under any such instrument does not exceed 10% of the total assets of the Registrant and its consolidated subsidiaries. The Registrant agrees to furnish a copy of any such instrument to the Commission upon request.

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